CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – BrandywineGLOBAL - Global Opportunities Bond Fund (USD Hedged) (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2019 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management Trust -	Legg Mason Global Asset Management Trust -
BrandywineGLOBAL — Global Opportunities	BrandywineGLOBAL — Global Opportunities
Bond Fund (USD Hedged)	Bond Fund (USD Hedged)

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett
Date: August 26, 2019	Date: August 26, 2019

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.